360
Roxbury Park - Indiana

SUN COMMUNITIES, INC.®

EARNINGS PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2023

Safe Harbor Newport Shipyard - Rhode Island

Carlton Meres Holiday Park - Suffolk, UK

Sun Retreats Sherkston Shores - Ontario

NYSE: SUI

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Nine Months Ended September 30, 2023 and 2022

Sun Communities, Inc.
Earnings Press Release & Supplemental Operating and Financial Data
For the Quarter and Nine Months Ended September 30, 2023 and 2022
Forward-Looking Statements:

This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sun Communities, Inc. (the "Company") intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Note on Non-GAAP Measures:

This document includes information regarding various non-GAAP supplemental performance measures, including funds from operations ("FFO"), Core FFO, net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and Recurring EBITDA. For information on these non-GAAP measures, please refer to "Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO," "Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI," "Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA," and "Definitions and Notes."
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EARNINGS PRESS RELEASE
October 25, 2023

Sun Communities, Inc. Reports 2023 Third Quarter and Year-to-Date Results

Net Earnings per Diluted Share of $1.31 for the Quarter

Core FFO per Share of $2.57 for the Quarter Exceeded the High-End of Guidance Range

Total Same Property NOI Grew by 6.7% for the Quarter over the 2022 Period, Exceeding the High-End of Guidance Range by 220 Basis Points

Strong Demand and Effective Expense Management Continue to Drive Outperformance

Same Property Adjusted Occupancy for MH and RV Increased by 170 Basis Points, Year-over-Year

Transient-to-Annual RV Site Conversions of nearly 537 Sites for the Quarter and 1,815 for the Year-to-Date

Revising Full-Year Core FFO per Share Guidance for 2023 to $7.05 - $7.13

Increasing Guidance Range for Full-Year Total Same Property NOI Growth to 6.0% - 6.4%

Establishing Preliminary Guidance for 2024 Rental Rate Increases of 5.4% for MH, 6.5% for Annual RV, and 5.6% for Marina in North America, and 7.1% for UK

Southfield, Michigan, October 25, 2023 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities and marinas (collectively, the "properties"), today reported its third quarter results for 2023.

Financial Results for the Quarter and Nine Months Ended September 30, 2023

•For the quarter ended September 30, 2023, net income attributable to common shareholders was $163.1 million, or $1.31 per diluted share, compared to net income attributable to common shareholders of $162.6 million, or $1.32 per diluted share for the same period in 2022.

•For the nine months ended September 30, 2023, net income attributable to common shareholders was $222.8 million, or $1.79 per diluted share, compared to net income attributable to common shareholders of $237.3 million, or $1.97 per diluted share, for the same period in 2022.

Non-GAAP Financial Measures

•Core Funds from Operations ("Core FFO") for the quarter and nine months ended September 30, 2023, were $2.57 per common share and dilutive convertible securities ("Share") and $5.76 per Share, respectively.

•Same Property Net Operating Income ("NOI") increased by 6.7% and 6.6% for the quarter and nine months ended September 30, 2023, respectively, as compared to the corresponding periods in 2022.

"In the third quarter, we again delivered strong performance in our core real property portfolio, with Same Property NOI growth and Core FFO exceeding our expectations," said Gary A. Shiffman, Chairman, President and CEO. "This strength was exhibited across Manufactured Housing, RV and Marinas, all of which demonstrate the continued favorable backdrop of high demand and limited supply. Furthermore, we are positioned for ongoing organic growth with 2024 expected rental rate increases of approximately 5.4% for MH, 6.5% for RV, and 5.6% for Marina in North America and 7.1% for UK." He continued, "Our current objectives include implementing select changes to help our best-in-class portfolio deliver the FFO per share growth Sun shareholders historically have enjoyed. These changes include selective capital recycling opportunities and using the proceeds to de-lever. With the strength of our core business, which has a positive track record throughout economic cycles, and our focus on our durable cash flow business, we remain confident in our ability to create shareholder value."

OPERATING HIGHLIGHTS

North America Portfolio Occupancy

•Total MH and annual RV occupancy was 97.2% at September 30, 2023, as compared to 97.1% at September 30, 2022.

•During the quarter ended September 30, 2023, the number of MH and annual RV revenue producing sites increased by 744 sites, as compared to an increase of 689 sites during the corresponding period in 2022, an 8.0% increase.

•Transient-to-annual RV site conversions totaled 537 sites during the third quarter of 2023 and account for 72.2% of the revenue producing site gains. Total transient-to-annual RV site conversions totaled 1,815 for the nine months ended September 30, 2023.

Same Property Results

For the properties owned and operated by the Company since at least January 1, 2022, the following table reflects the percentage changes for the quarter and nine months ended September 30, 2023:

	Quarter Ended September 30, 2023
	MH	RV	Marina	Total
Revenue	7.4%	2.2%	8.4%	5.5%
Expense	5.7%	(0.8)%	7.4%	3.0%
NOI	8.0%	4.1%	8.9%	6.7%

	Nine Months Ended September 30, 2023
	MH	RV	Marina	Total
Revenue	6.8%	3.6%	9.4%	6.2%
Expense	8.5%	3.1%	5.1%	5.5%
NOI	6.2%	3.9%	11.5%	6.6%

Number of Properties	288	161	119	568

Same Property adjusted blended occupancy for MH and RV increased by 170 basis points to 98.8% at September 30, 2023, from 97.1% at September 30, 2022.

INVESTMENT ACTIVITY

During the quarter ended September 30, 2023, the Company:

•Expanded its existing communities by nearly 170 sites.

•Delivered over 70 sites at one ground-up development property.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

As of September 30, 2023, the Company had $7.7 billion in debt outstanding with a weighted average interest rate of 4.1% and a weighted average maturity of 6.8 years. At September 30, 2023, the Company's net debt to trailing twelve-month Recurring EBITDA ratio was 6.1 times.

During the quarter, the Company entered into interest rate swap contracts to hedge variable rate borrowings of $125.0 million in aggregate under its senior credit facility. The interest rate swaps lock in a weighted average SOFR rate of 4.771%, and inclusive of spread, an all-in rate of 5.681% through the maturity date of April 7, 2026.

Subsequent to the quarter, the Company:

•Entered into an interest rate swap contract to hedge variable rate borrowings of $25.0 million under its senior credit facility. The interest rate swap lock in a weighted average SOFR rate of 4.684%, and inclusive of spread, an all-in rate of 5.594% through the term loan maturity date of April 7, 2026.

•Terminated one SOFR interest rate swap hedging variable rate borrowings of $50.0 million under its senior credit facility and received a cash settlement payment of $6.0 million. The net accumulated gain is included in Accumulated other comprehensive income on the Company's Consolidated Balance Sheets, and will be amortized as a reduction to Interest expense over the term of the hedged transaction.

•Entered into a new mortgage term loan for $252.8 million that matures in November 2030 and bears interest at a fixed rate of 6.49%. The proceeds were used to repay $117.8 million of mortgage term loans that mature in 2023 and pay down amounts drawn under the Company's senior credit facility.

•Sold its 41.8 million share position in Ingenia Communities Group (ASX: INA), generating $102.5 million of proceeds, net of underwriting and other estimated fees, with an estimated realized loss of $9.0 million. The proceeds were used to pay down amounts drawn under the Company's senior credit facility.

UK Notes Receivable from Real Estate Operators

From time to time, the Company extends loans to third party real estate developers and operators to facilitate the Company's potential acquisition and development pipeline. At September 30, 2023, the Company had a $361.1 million note receivable due from Royale Holdings Group HoldCo Limited, a real estate development owner / operator in the UK, and certain other parties (the "Note"). As of the same date, the borrowings under the Note bear interest at a weighted average rate of 12.4%. The Note is not related to the Company's manufactured housing portfolio in the UK that operates under the Park Holidays brand.

Since inception, the Company has elected to measure the Note at fair value, using pricing models with the assistance of third-party valuation specialists, in accordance with Accounting Standards Codification Topic 820, "Fair Value Measurements and Disclosures." The Company has also periodically engaged third party valuation specialists to appraise the collateral in order to assess the fair value of the Note.

The Note is collateralized by a first-priority security interest in three real estate properties and three MH manufacturers in the UK. The real estate collateral consists of MH development properties that comprised a significant majority of the total appraised value of all collateral securing the Note at September 30, 2023.
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The Note matured on July 31, 2023, and remained due at September 30, 2023. On September 29, 2023, the Company appointed receivers over the real estate collateral and is assessing courses of action with respect to the other collateral.

The Company expects the receivers to start to market the real estate collateral for sale during the fourth quarter of 2023. Upon completion of the marketing process, the Company may elect to credit bid certain amounts due under the Note for the real estate collateral. If that were to occur and no third-party bid is received that exceeds the Company's credit bid, the Company may elect to receive the real estate collateral in satisfaction of related amounts due under the Note. If a third-party bid is received that exceeds the Company's bid, the Company will receive the cash proceeds of that bid up to the outstanding loan amount including interest, fees, and penalties, as applicable.

UK Contemplated Asset Sale

As previously disclosed, the Company had agreed to sell an operating MH community in the UK, Sandy Bay, in February 2023, which was expected to close in the third quarter. While the sale contract is no longer in effect, the asset remained classified as held for sale at September 30, 2023.

2023 GUIDANCE UPDATE

The Company is updating full-year 2023 and establishing fourth quarter 2023 guidance for diluted EPS and Core FFO per Share as follows:

Reconciliation of Diluted EPS to Core FFO per Share	Full-Year Ending December 31, 2023				Fourth Quarter Ending December 31, 2023
	Prior FY Guidance		Revised FY Range
Diluted EPS	$2.11	$2.25	$1.92	$2.00	$0.12	$0.20
Depreciation and amortization	5.07	5.07	5.06	5.06	1.26	1.26
Distributions on preferred OP units	0.09	0.09	0.09	0.09	0.02	0.02
Noncontrolling interest	0.11	0.11	0.09	0.09	(0.01)	(0.01)
Gain on sale of assets	(0.28)	(0.28)	(0.25)	(0.25)	(0.07)	(0.07)
Business combination expense and other acquisition related costs	0.09	0.09	0.12	0.12	0.01	0.01
Other adjustments(a)	(0.10)	(0.10)	0.02	0.02	(0.05)	(0.05)
Core FFO(b) per Share	$7.09	$7.23	$7.05	$7.13	$1.28	$1.36
(a) Other adjustments consist primarily of deferred taxes, changes in remeasurement (gains) / losses, contingent legal and insurance gains and other items presented in the table that reconciles Net income attributable to SUI common shareholders to Core FFO on page 6.
(b) The Company's updated guidance translates forecasted results from operations in the UK using the relevant exchange rate in effect provided in the 2023 Guidance Assumptions table presented below. The impact of fluctuations in Canadian and Australian foreign currency rates on revised and initial guidance are not material.

The $7.09 per Share midpoint of the revised full-year guidance range is 1.0% lower than the prior range provided in July, primarily reflecting higher interest expense related to the UK Note remaining outstanding and lower expected transient RV revenues.

For the fourth quarter ending December 31, 2023, the Company's guidance ranges assume Total Same Property NOI growth of 4.4% - 5.9%. The midpoints of Same Property NOI growth for the fourth quarter ending December 31, 2023 are 5.1% for Manufactured Housing, 3.6% for RV and 6.2% for Marina.

The assumptions underlying the Company's revised 2023 full-year guidance are as follows:

	FY 2022	Expected Change in 2023
2023 Guidance Assumptions (dollars in millions)	Results	Prior FY Guidance	Revised FY Range
Consolidated Portfolio:
Total real property NOI		6.1% - 6.9%	6.9% - 7.1%
Service, retail, dining and entertainment NOI		$50.4 - $52.9	$51.2 - $52.2
North America home sales contribution to Core FFO(a)		$18.9 - $21.7	$19.4 - $20.5
Interest income(b)		N/A	$44.8 - $45.1
Brokerage commissions and other, net(c)		N/A	$50.9 - $51.4
General and administrative expenses		($255.4) - ($249.9)	($253.6) - ($252.1)

UK
UK real property NOI(d)		$63.6 - $65.6	$64.1 - $65.1
UK home sales NOI		$65.7 - $75.4	$68.2 - $72.2
UK NOI		$129.3 - $141.0	$132.3 - $137.3

Same Property Portfolio(e)
MH NOI (288 properties)	$569.2	5.2% - 5.8%	5.8% - 6.1%
RV NOI (161 properties)	$281.8	3.4% - 4.6%	3.5% - 4.2%
Marina NOI (119 properties)	$210.8	8.0% - 9.0%	10.0% - 10.3%

Total Same Property Pool (568 Properties):
Revenue from real property	$1,600.4	6.2% - 6.5%	5.8% - 6.0%
Property operating expenses(f)(g)	$538.6	7.2% - 7.9%	5.2% - 5.4%
Same Property NOI	$1,061.8	5.3% - 6.1%	6.0% - 6.4%

Exchange rates in effect at:	December 31, 2022	June 30, 2023	September 30, 2023
U.S. Dollar ("USD") / Pound Sterling ("GBP")	1.21	1.27	1.22
USD / Canadian Dollar ("CAD")	0.74	0.75	0.74
USD / Australian Dollar ("AUS")	0.68	0.66	0.64

Footnotes to 2023 Guidance Assumptions
(a)
FFO from home sales in North America is net of home selling expenses and includes the gross profit from new and certain pre-owned home sales. Gross profit from pre-owned home sales of depreciated homes is excluded.

(b)	Interest income recognized from the UK Note during the first nine months ended September 30, 2023, totaled $27.9 million, or $0.22 per Share. No interest income from the UK Note is included in the Company's fourth quarter guidance. The following table summarizes the interest income contribution inclusive of fourth quarter guidance:
	Interest Income - 2023 Guidance	Nine Months Ended September 30, 2023	4Q23 Guidance	FY 2023 Guidance
	UK Note	$27.9	$0.0	$27.9
	Other	12.7	4.2 - 4.5	16.9 - 17.2
	Total	$40.6	$4.2 - $4.5	$44.8 - $45.1
(c)
For the third quarter and nine months ended September 30, 2023, Brokerage commissions and other, net includes recognition of $12.9 million of business interruption proceeds, which nets against accrued 'Loss of earnings - catastrophic event-related charges, net' in the Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO table.

(d)	UK Real Property NOI is included in the Total Real Property NOI forecast and the properties are excluded from the 2023 Same Property pool.
(e)	The amounts in the table reflect constant currency, as currency figures included within the 2022 actual amounts have been translated at the assumed exchange rate used for 2023 guidance.
(f)	Total Same Property results net $101.1 million of utility revenue for 2022 actual results and $109.7 million for 2023 guidance against the related utility expense in property operating expenses.
(g)
2022 actual results exclude $1.3 million of expenses incurred at recently acquired properties to bring them up to the Company's standards. The improvements included items such as tree trimming and painting costs that do not meet the Company's capitalization policy.

Seasonality (Updated as of October 25, 2023)	1Q23	2Q23	3Q23	4Q23
Same Property NOI:
MH	25%	25%	25%	25%
RV	16%	25%	42%	17%
Marina	20%	27%	30%	23%
Total Same Property	21%	26%	30%	23%

UK NOI:
Real property	10%	27%	44%	19%
Home sales	18%	35%	33%	14%
Total NOI from UK Operations	14%	31%	38%	17%

Consolidated Service, Retail, Dining and Entertainment NOI	5%	36%	49%	10%

Consolidated EBITDA	19%	27%	34%	20%

Core FFO per Share	17%	28%	36%	19%

Preliminary 2024 Rental Rate Increases
The Company expects to realize the following rental rate increases, on average, during 2024:

Average 2024 Rental Rate Increases Expected
Manufactured Housing:
North America	5.4%
UK	7.1%
Annual RV	6.5%
Marina	5.6%

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions, dispositions and capital markets activity completed through October 25, 2023. These estimates exclude all other prospective acquisitions, dispositions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter results will be held on Thursday, October 26, 2023 at 2:00 P.M. (ET). To participate, call toll-free at (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through November 9, 2023 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13739128. The conference call will be available live on the Company's website located at www.suncommunities.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company's other filings with the Securities and Exchange Commission, from time to time, such risks, uncertainties and other factors include, but are not limited to:

∙	Outbreaks of disease and related restrictions on business operations;
∙	Changes in general economic conditions, including inflation, deflation and energy costs, the real estate industry and the markets within which the Company operates;
∙	Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
∙	The Company's liquidity and refinancing demands;
∙	The Company's ability to obtain or refinance maturing debt;
∙	The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
∙	Availability of capital;
∙	Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pound sterling;
∙	The Company's ability to maintain rental rates and occupancy levels;
∙	The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
∙	Increases in interest rates and operating costs, including insurance premiums and real estate taxes;
∙	Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
∙	General volatility of the capital markets and the market price of shares of the Company's capital stock;
∙	The Company's ability to maintain its status as a REIT;
∙	Changes in real estate and zoning laws and regulations;
∙	Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
∙	Litigation, judgments or settlements, including costs associated with prosecuting or defending claims and any adverse outcomes;
∙	Competitive market forces;
∙	The ability of purchasers of manufactured homes and boats to obtain financing; and
∙	The level of repossessions by manufactured home and boat lenders;

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.
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Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. became a publicly owned corporation in December 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of September 30, 2023, the Company owned, operated, or had an interest in a portfolio of 670 developed MH, RV and Marina properties comprising approximately 180,170 developed sites and approximately 48,030 wet slips and dry storage spaces in the U.S., the UK and Canada.

For more information about the Company, please visit www.suncommunities.com.

Company Contacts

Management	Investor Relations
•Gary A. Shiffman, Chairman, President and CEO	Sara Ismail, Vice President
•Fernando Castro-Caratini, EVP and CFO	(248) 208-2500
•Bruce D. Thelen, EVP and COO	investorrelations@suncommunities.com

Corporate Debt Ratings
Moody's	S&P
Baa3 | Stable	BBB | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	anthony.powell@barclays.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Eric Wolfe	eric.wolfe@citi.com
	Nicholas Joseph	nicholas.joseph@citi.com
Evercore ISI	Samir Khanal	samir.khanal@evercoreisi.com
	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreetadvisors.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wells Fargo	James Feldman	james.feldman@wellsfargo.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
3rd Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
(amounts in millions, except for *)

	Quarters Ended
	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Financial Information
Basic earnings / (loss) per share*	$1.31	$0.72	$(0.24)	$0.04	$1.32
Diluted earnings / (loss) per share*	$1.31	$0.72	$(0.24)	$0.04	$1.32

Cash distributions declared per common share*	$0.93	$0.93	$0.93	$0.88	$0.88

FFO per Share(a)*	$2.55	$1.95	$1.14	$1.02	$2.54
Core FFO per Share(a)*	$2.57	$1.96	$1.23	$1.33	$2.65

Real Property NOI
MH	$182.5	$168.7	$156.9	$153.5	$166.8
RV	128.4	76.5	45.8	46.1	127.0
Marinas	83.1	72.4	52.0	58.3	77.8
Total	$394.0	$317.6	$254.7	$257.9	$371.6

Recurring EBITDA	$433.0	$339.7	$237.4	$236.3	$408.1
TTM Recurring EBITDA / Interest*	4.0 x	4.3 x	4.6 x	5.2 x	5.7 x
Net Debt / TTM Recurring EBITDA	6.1 x	6.2 x	6.1 x	6.0 x	5.7 x

Balance Sheet
Total assets	$17,605.3	$17,561.4	$17,363.8	$17,084.2	$16,484.6
Total debt	$7,665.0	$7,614.0	$7,462.0	$7,197.2	$6,711.0
Total liabilities	$9,465.0	$9,474.8	$9,294.8	$8,992.8	$8,354.6

Operating Information*
Properties
MH	353	354	354	353	350
RV	182	182	182	182	181
Marina	135	135	135	134	131
Total	670	671	671	669	662

Sites, Wet Slips and Dry Storage Spaces*
Manufactured homes	118,250	118,170	117,970	118,020	116,910
Annual RV	32,150	31,620	30,860	30,330	32,030
Transient site	29,770	30,270	30,870	31,180	31,150
Total sites	180,170	180,060	179,700	179,530	180,090
Marina wet slips and dry storage spaces(b)	48,030	48,180	47,990	47,820	46,190

Occupancy*
MH occupancy (including UK)	95.4%	95.3%	95.1%	95.0%	95.5%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	96.4%	96.3%	96.1%	96.0%	96.5%

MH and RV Revenue Producing Site Net Gains(c) (excluding UK Operations)*
MH leased sites, net	207	285	278	346	122
RV leased sites, net	537	754	524	267	567
Total leased sites, net	744	1,039	802	613	689
(a)Excludes the effects of certain anti-dilutive convertible securities.
(b)Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
(c)Revenue producing site net gains do not include occupied sites acquired during the year.
3rd Quarter Supplemental Information 2

Overview
Portfolio Overview as of September 30, 2023

	MH & RV Properties
	Properties	MH & Annual RV		RV Transient Sites	Total MH and RV Sites	Sites for Development
Location		Sites	Occupancy %
North America
Florida	129	40,460	97.5%	3,950	44,410	3,400
Michigan	85	32,850	96.7%	630	33,480	1,300
California	37	6,920	98.8%	1,880	8,800	850
Texas	31	8,950	95.2%	2,580	11,530	4,000
Ontario, Canada	16	4,680	100.0%	500	5,180	1,450
Connecticut	16	1,930	94.8%	80	2,010	—
Maine	15	2,470	95.6%	1,070	3,540	200
Arizona	13	4,570	94.4%	940	5,510	—
Indiana	12	3,160	97.2%	1,020	4,180	180
New Jersey	11	3,000	100.0%	1,050	4,050	260
Colorado	11	2,810	89.1%	990	3,800	1,490
Virginia	10	1,480	99.9%	1,970	3,450	750
New York	10	1,520	99.1%	1,420	2,940	780
New Hampshire	10	1,740	99.9%	680	2,420	80
Other	74	15,810	98.5%	7,730	23,540	940
North America Total	480	132,350	97.2%	26,490	158,840	15,680
United Kingdom	55	18,050	90.6%	3,280	21,330	2,290
Total	535	150,400	96.4%	29,770	180,170	17,970

	Marina
	Properties	Wet Slips and Dry Storage Spaces
Location
Florida	21	5,200
Rhode Island	12	3,460
California	11	5,710
Connecticut	11	3,330
New York	9	3,020
Maryland	9	2,480
Massachusetts	9	2,520
Other	53	22,310
Total	135	48,030

	Properties	Sites, Wet Slips and Dry Storage Spaces

Total Portfolio	670	228,200

3rd Quarter Supplemental Information 3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	September 30, 2023	December 31, 2022
Assets
Land	$3,996.4	$4,322.3
Land improvements and buildings	11,418.4	10,903.4
Rental homes and improvements	725.6	645.2
Furniture, fixtures and equipment	995.1	839.0
Investment property	17,135.5	16,709.9
Accumulated depreciation	(3,144.8)	(2,738.9)
Investment property, net	13,990.7	13,971.0
Cash, cash equivalents and restricted cash	62.0	90.4
Marketable securities	112.8	127.3
Inventory of manufactured homes	219.8	202.7
Notes and other receivables, net	832.2	617.3
Goodwill	1,084.1	1,018.4
Other intangible assets, net	374.7	402.0
Other assets, net	929.0	655.1
Total Assets	$17,605.3	$17,084.2
Liabilities
Secured debt	$3,359.5	$3,217.8
Unsecured debt	4,305.5	3,979.4
Distributions payable	118.2	111.3
Advanced reservation deposits and rent	372.7	352.1
Accrued expenses and accounts payable	380.2	396.3
Other liabilities	928.9	935.9
Total Liabilities	9,465.0	8,992.8
Commitments and contingencies
Temporary equity	304.5	202.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	9,581.6	9,549.7
Accumulated other comprehensive income / (loss)	5.2	(9.9)
Distributions in excess of accumulated earnings	(1,848.2)	(1,731.2)
Total SUI shareholders' equity	7,739.8	7,809.8
Noncontrolling interests
Common and preferred OP units	96.0	78.7
Total noncontrolling interests	96.0	78.7
Total Shareholders' Equity	7,835.8	7,888.5
Total Liabilities, Temporary Equity and Shareholders' Equity	$17,605.3	$17,084.2
3rd Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(amounts in millions, except for per share amounts)

	Quarter Ended			Nine Months Ended
	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
Revenues
Real property (excluding transient)	$457.2	$425.3	7.5%	$1,285.5	$1,158.1	11.0%
Real property - transient	161.6	160.4	0.7%	300.9	303.5	(0.9)%
Home sales	117.8	150.7	(21.8)%	326.7	358.1	(8.8)%
Service, retail, dining and entertainment	205.4	174.2	17.9%	498.9	423.0	17.9%
Interest	15.2	11.2	35.7%	40.6	25.3	60.5%
Brokerage commissions and other, net	26.0	10.8	140.7%	45.3	27.4	65.3%
Total Revenues	983.2	932.6	5.4%	2,497.9	2,295.4	8.8%
Expenses
Property operating and maintenance	195.5	184.7	5.8%	530.7	469.2	13.1%
Real estate tax	29.3	29.4	(0.3)%	89.4	83.2	7.5%
Home costs and selling	80.5	96.4	(16.5)%	224.9	235.2	(4.4)%
Service, retail, dining and entertainment	178.7	144.9	23.3%	450.4	363.3	24.0%
General and administrative	66.2	69.1	(4.2)%	192.4	187.0	2.9%
Catastrophic event-related charges, net	(3.1)	12.2	(125.4)%	(2.2)	12.3	(117.9)%
Business combinations	—	8.4	(100.0)%	3.0	23.9	(87.4)%
Depreciation and amortization	162.6	149.7	8.6%	482.3	447.7	7.7%
Asset impairments	1.2	1.6	(25.0)%	10.1	2.3	N/M
Loss on extinguishment of debt	—	4.0	(100.0)%	—	4.4	(100.0)%
Interest	84.1	61.7	36.3%	239.9	162.2	47.9%
Interest on mandatorily redeemable preferred OP units / equity	0.8	1.0	(20.0)%	2.7	3.1	(12.9)%
Total Expenses	795.8	763.1	4.3%	2,223.6	1,993.8	11.5%
Income Before Other Items	187.4	169.5	10.6%	274.3	301.6	(9.1)%
Gain / (loss) on remeasurement of marketable securities	6.1	(7.2)	N/M	(8.0)	(74.0)	(89.2)%
Gain / (loss) on foreign currency exchanges	(6.5)	14.9	N/M	(6.5)	21.7	N/M
Gain / (loss) on dispositions of properties	(0.7)	(0.8)	(12.5)%	(2.9)	12.5	N/M
Other income / (expense), net(a)	(3.7)	2.8	N/M	(5.5)	2.6	N/M
Gain / (loss) on remeasurement of notes receivable	(1.3)	(0.1)	N/M	(3.1)	0.1	N/M
Income from nonconsolidated affiliates	1.4	2.0	(30.0)%	0.5	3.8	(86.8)%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	—	(0.4)	(100.0)%	(4.5)	0.1	N/M
Current tax expense	(4.6)	(7.3)	(37.0)%	(13.9)	(12.5)	11.2%
Deferred tax benefit	2.3	3.6	(36.1)%	14.6	3.9	274.4%
Net Income	180.4	177.0	1.9%	245.0	259.8	(5.7)%
Less: Preferred return to preferred OP units / equity interests	3.3	2.5	32.0%	9.0	8.6	4.7%
Less: Income attributable to noncontrolling interests	14.0	11.9	17.6%	13.2	13.9	(5.0)%
Net Income Attributable to SUI Common Shareholders	$163.1	$162.6	0.3%	$222.8	$237.3	(6.1)%

Weighted average common shares outstanding - basic(a)	123.5	122.4	0.9%	123.4	119.2	3.5%
Weighted average common shares outstanding - diluted(a)	123.5	122.8	0.6%	123.4	121.9	1.2%

Basic earnings per share	$1.31	$1.32	(0.8)%	$1.79	$1.98	(9.6)%
Diluted earnings per share(b)	$1.31	$1.32	(0.8)%	$1.79	$1.97	(9.1)%
(a) Refer to Definitions and Notes for additional information.
(b) Excludes the effect of certain anti-dilutive convertible securities.
N/M = Percentage change is not meaningful.
3rd Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO
(amounts in millions, except for per share data)

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income Attributable to SUI Common Shareholders	$163.1	$162.6	$222.8	$237.3
Adjustments
Depreciation and amortization	162.2	149.2	480.5	446.3
Depreciation on nonconsolidated affiliates	0.1	—	0.2	0.1
Asset impairments	1.2	1.6	10.1	2.3
(Gain) / loss on remeasurement of marketable securities	(6.1)	7.2	8.0	74.0
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	—	0.4	4.5	(0.1)
(Gain) / loss on remeasurement of notes receivable	1.3	0.1	3.1	(0.1)
(Gain) / loss on dispositions of properties, including tax effect	0.7	0.8	5.0	(12.5)
Add: Returns on preferred OP units	1.8	1.3	6.2	9.5
Add: Income attributable to noncontrolling interests	12.6	10.5	11.9	14.1
Gain on dispositions of assets, net	(10.5)	(11.9)	(29.0)	(44.2)
FFO(a)	$326.4	$321.8	$723.3	$726.7

Adjustments
Business combination expense and other acquisition related costs(a)	4.2	19.2	15.6	40.1
Loss on extinguishment of debt	—	4.0	—	4.4
Catastrophic event-related charges, net	(3.1)	12.2	(2.2)	12.3
Loss of earnings - catastrophic event-related charges, net(b)	(6.1)	0.2	4.9	0.2
(Gain) / loss on foreign currency exchanges	6.5	(14.9)	6.5	(21.7)
Other adjustments, net(a)	1.1	(6.5)	(9.6)	(5.1)
Core FFO(a)(c)	$329.0	$336.0	$738.5	$756.9

Weighted Average Common Shares Outstanding - Diluted	128.0	126.7	128.3	125.4

FFO per Share(c)	$2.55	$2.54	$5.64	$5.80

Core FFO per Share(c)	$2.57	$2.65	$5.76	$6.04
(a) Refer to Definitions and Notes for additional information.
(b) Loss of earnings - catastrophic event-related charges, net include the following:

	Quarter Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
Hurricane Ian - Three Fort Myers, Florida RV communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	$6.3	$16.8
Insurance recoveries received for previously estimated loss of earnings through April 30, 2023	(11.8)	(11.8)
Hurricane Irma - Three Florida Keys communities impaired
Estimated loss of earnings in excess of the applicable business interruption deductible	—	0.5
Reversal of unpaid previously estimated loss of earnings that the Company does not expect to recover	(0.6)	(0.6)
Loss of earnings - catastrophic event-related charges, net	$(6.1)	$4.9
(c) Excludes the effect of certain anti-dilutive convertible securities.
Refer to Definitions and Notes for additional information for Home sales contribution to FFO.

3rd Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI
(amounts in millions)

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income Attributable to SUI Common Shareholders	$163.1	$162.6	$222.8	$237.3
Interest income	(15.2)	(11.2)	(40.6)	(25.3)
Brokerage commissions and other revenues, net	(26.0)	(10.8)	(45.3)	(27.4)
General and administrative	66.2	69.1	192.4	187.0
Catastrophic event-related charges, net	(3.1)	12.2	(2.2)	12.3
Business combination expense	—	8.4	3.0	23.9
Depreciation and amortization	162.6	149.7	482.3	447.7
Asset impairments	1.2	1.6	10.1	2.3
Loss on extinguishment of debt	—	4.0	—	4.4
Interest expense	84.1	61.7	239.9	162.2
Interest on mandatorily redeemable preferred OP units / equity	0.8	1.0	2.7	3.1
(Gain) / loss on remeasurement of marketable securities	(6.1)	7.2	8.0	74.0
(Gain) / loss on foreign currency exchanges	6.5	(14.9)	6.5	(21.7)
(Gain) / loss on disposition of properties	0.7	0.8	2.9	(12.5)
Other (income) / expense, net(a)	3.7	(2.8)	5.5	(2.6)
(Gain) / loss on remeasurement of notes receivable	1.3	0.1	3.1	(0.1)
Income from nonconsolidated affiliates	(1.4)	(2.0)	(0.5)	(3.8)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	—	0.4	4.5	(0.1)
Current tax expense	4.6	7.3	13.9	12.5
Deferred tax benefit	(2.3)	(3.6)	(14.6)	(3.9)
Add: Preferred return to preferred OP units / equity interests	3.3	2.5	9.0	8.6
Add: Income attributable to noncontrolling interests	14.0	11.9	13.2	13.9
NOI	$458.0	$455.2	$1,116.6	$1,091.8

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Real Property NOI(a)	$394.0	$371.6	$966.3	$909.2
Home Sales NOI(a)	37.3	54.3	101.8	122.9
Service, retail, dining and entertainment NOI(a)	26.7	29.3	48.5	59.7
NOI	$458.0	$455.2	$1,116.6	$1,091.8
(a) Refer to Definitions and Notes for additional information.
3rd Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA
(amounts in millions)

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net Income Attributable to SUI Common Shareholders	$163.1	$162.6	$222.8	$237.3
Adjustments
Depreciation and amortization	162.6	149.7	482.3	447.7
Asset impairments	1.2	1.6	10.1	2.3
Loss on extinguishment of debt	—	4.0	—	4.4
Interest expense	84.1	61.7	239.9	162.2
Interest on mandatorily redeemable preferred OP units / equity	0.8	1.0	2.7	3.1
Current tax expense	4.6	7.3	13.9	12.5
Deferred tax benefit	(2.3)	(3.6)	(14.6)	(3.9)
Income from nonconsolidated affiliates	(1.4)	(2.0)	(0.5)	(3.8)
Less: (Gain) / loss on dispositions of properties	0.7	0.8	2.9	(12.5)
Less: Gain on dispositions of assets, net	(10.5)	(11.9)	(29.0)	(44.2)
EBITDAre	$402.9	$371.2	$930.5	$805.1
Adjustments
Catastrophic event-related charges, net	(3.1)	12.2	(2.2)	12.3
Business combination expense	—	8.4	3.0	23.9
(Gain) / loss on remeasurement of marketable securities	(6.1)	7.2	8.0	74.0
(Gain) / loss on foreign currency exchanges	6.5	(14.9)	6.5	(21.7)
Other (income) / expense, net(a)	3.7	(2.8)	5.5	(2.6)
(Gain) / loss on remeasurement of notes receivable	1.3	0.1	3.1	(0.1)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	—	0.4	4.5	(0.1)
Add: Preferred return to preferred OP units / equity interests	3.3	2.5	9.0	8.6
Add: Income attributable to noncontrolling interests	14.0	11.9	13.2	13.9
Add: Gain on dispositions of assets, net	10.5	11.9	29.0	44.2
Recurring EBITDA	$433.0	$408.1	$1,010.1	$957.5
(a) Refer to Definitions and Notes for additional information.
3rd Quarter Supplemental Information 8

Supplemental Disclosure
Real Property Operations - Total Portfolio
(amounts in millions, except statistical information)

	Quarter Ended September 30, 2023						Quarter Ended September 30, 2022
	MH						MH
Financial Information	North America	UK	Total	RV	Marinas	Total	North America	UK	Total	RV	Marinas	Total
Revenues
Real property (excluding transient)	$229.4	$29.3	$258.7	$82.5	$116.0	$457.2	$213.5	$24.7	$238.2	$78.4	$108.7	$425.3
Real property - transient	0.8	23.0	23.8	128.0	9.8	161.6	0.3	21.8	22.1	131.2	7.1	160.4
Total operating revenues	230.2	52.3	282.5	210.5	125.8	618.8	213.8	46.5	260.3	209.6	115.8	585.7
Expenses
Property operating expenses	76.7	23.3	100.0	82.1	42.7	224.8	72.2	21.3	93.5	82.6	38.0	214.1
Real Property NOI	$153.5	$29.0	$182.5	$128.4	$83.1	$394.0	$141.6	$25.2	$166.8	$127.0	$77.8	$371.6

	Nine Months Ended September 30, 2023						Nine Months Ended September 30, 2022
	MH						MH
Financial Information	North America	UK	Total	RV	Marinas	Total	North America	UK(a)	Total	RV	Marinas	Total
Revenues
Real property (excluding transient)	$676.9	$85.1	$762.0	$217.1	$306.4	$1,285.5	$630.8	$44.7	$675.5	$208.2	$274.4	$1,158.1
Real property - transient	1.5	37.9	39.4	241.3	20.2	300.9	1.2	34.7	35.9	253.0	14.6	303.5
Total operating revenues	678.4	123.0	801.4	458.4	326.6	1,586.4	632.0	79.4	711.4	461.2	289.0	1,461.6
Expenses
Property operating expenses	223.1	70.3	293.4	207.6	119.1	620.1	204.1	38.8	242.9	205.3	104.2	552.4
Real Property NOI	$455.3	$52.7	$508.0	$250.8	$207.5	$966.3	$427.9	$40.6	$468.5	$255.9	$184.8	$909.2

	As of September 30, 2023						As of September 30, 2022
	MH						MH
Other information	North America	UK	Total	RV	Marinas	Total	North America	UK(a)	Total	RV	Marinas	Total
Number of properties	298	55	353	182	135	670	296	54	350	181	131	662
Sites, wet slips and dry storage spaces
Sites, wet slips and dry storage spaces(b)	100,200	18,050	118,250	32,150	48,030	198,430	99,430	17,480	116,910	32,030	46,190	195,130
Transient sites	N/M	3,280	3,280	26,490	N/A	29,770	N/M	3,200	3,200	27,950	N/A	31,150
Total	100,200	21,330	121,530	58,640	48,030	228,200	99,430	20,680	120,110	59,980	46,190	226,280

MH and Annual RV Occupancy	96.3%	90.6%	95.4%	100.0%	N/A	96.4%	96.2%	91.7%	95.5%	100.0%	N/A	96.5%
N/M = Not meaningful. N/A = Not applicable.
(a) UK amounts for the nine months ended September 30, 2022 cover April 8, 2022 (date of acquisition) to September 30, 2022.
(b) MH annual sites included 9,834 and 9,126 rental homes in the Company's Rental Program during the quarter ended September 30, 2023 and 2022, respectively. The Company's investment in occupied rental homes at September 30, 2023 was $655.8 million, an increase of 20.6% from $543.8 million at September 30, 2022.
3rd Quarter Supplemental Information 9

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a)
(amounts in millions, except for statistical information)

	Quarter Ended September 30, 2023				Quarter Ended September 30, 2022				Total Change	% Change(c)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$209.2	$74.4	$91.0	$374.6	$195.0	$64.7	$85.8	$345.5	$29.1	7.3%	15.0%	6.0%	8.4%
Real property - transient	0.4	118.4	7.9	126.7	0.2	123.9	5.4	129.5	(2.8)	72.6%	(4.4)%	47.1%	(2.1)%
Total Same Property operating revenues	209.6	192.8	98.9	501.3	195.2	188.6	91.2	475.0	26.3	7.4%	2.2%	8.4%	5.5%
Same Property Expenses
Same Property operating expenses(d)(e)	57.1	69.3	29.7	156.1	54.1	69.8	27.7	151.6	4.5	5.7%	(0.8)%	7.4%	3.0%
Real Property NOI(e)	$152.5	$123.5	$69.2	$345.2	$141.1	$118.8	$63.5	$323.4	$21.8	8.0%	4.1%	8.9%	6.7%

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022				Total Change	% Change(c)
	MH(b)	RV(b)	Marina	Total	MH(b)	RV(b)	Marina	Total		MH	RV	Marina	Total
Financial Information
Same Property Revenues
Real property (excluding transient)	$619.5	$198.7	$244.5	$1,062.7	$579.9	$171.9	$227.1	$978.9	$83.8	6.8%	15.6%	7.7%	8.6%
Real property - transient	1.0	224.4	17.5	242.9	0.9	236.7	12.5	250.1	(7.2)	11.8%	(5.2)%	39.5%	(2.9)%
Total Same Property operating revenues	620.5	423.1	262.0	1,305.6	580.8	408.6	239.6	1,229.0	76.6	6.8%	3.6%	9.4%	6.2%
Same Property Expenses
Same Property operating expenses(d)(e)	167.0	178.4	84.1	429.5	154.0	172.9	80.1	407.0	22.5	8.5%	3.1%	5.1%	5.5%
Real Property NOI(e)	$453.5	$244.7	$177.9	$876.1	$426.8	$235.7	$159.5	$822.0	$54.1	6.2%	3.9%	11.5%	6.6%

Other Information
Number of properties	288	161	119	568	288	161	119	568
Sites, wet slips and dry storage spaces	98,590	54,630	40,890	194,110	97,830	54,340	40,690	192,860
(a) Refer to the Definitions and Notes for additional information.
(b) Same Property results for the Company's MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the average exchange rate of $0.7453 USD and $0.7431 USD per Canadian dollar during the quarter and nine months ended September 30, 2023, respectively.
(c) Percentages are calculated based on unrounded numbers.

3rd Quarter Supplemental Information 10

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a) (Continued)
(amounts in millions, except for statistical information)

(d) The Company nets certain utility revenues (which include utility reimbursement revenues from residents) against related utility expenses in property operating expenses as follows (in millions):

	Quarter Ended September 30, 2023				Quarter Ended September 30, 2022
	MH	RV	Marina	Total	MH	RV	Marina	Total
Utility revenue netted against related utility expense	$18.2	$6.3	$5.9	$30.4	$17.2	$5.8	$5.2	$28.2

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
	MH	RV	Marina	Total	MH	RV	Marina	Total
Utility revenue netted against related utility expense	$52.1	$15.3	$16.7	$84.1	$48.2	$14.3	$14.1	$76.6

(e) Total Same Property operating expenses consist of the following components for the periods shown (in millions) and exclude amounts invested into recently acquired properties to bring them up to the Company's standards:

	Quarter Ended				Nine Months Ended
	September 30, 2023	September 30, 2022	Change	% Change	September 30, 2023	September 30, 2022	Change	% Change
Payroll and benefits	$54.8	$51.6	$3.2	6.2%	$146.2	$139.5	$6.7	4.8%
Real estate taxes	26.4	25.9	0.5	2.1%	81.2	77.7	3.5	4.6%
Supplies and repairs	22.9	24.4	(1.5)	(6.2)%	58.0	58.4	(0.4)	(0.7)%
Utilities	18.9	19.8	(0.9)	(4.2)%	49.5	50.3	(0.8)	(1.6)%
Legal, state / local taxes, and insurance	14.0	9.5	4.5	47.7%	42.0	28.3	13.7	48.2%
Other	19.1	20.4	(1.3)	(6.7)%	52.6	52.8	(0.2)	(0.4)%
Total Same Property Operating Expenses	$156.1	$151.6	$4.5	3.0%	$429.5	$407.0	$22.5	5.5%

3rd Quarter Supplemental Information 11

Supplemental Disclosure
Real Property Operations - Same Property Portfolio(a) (Continued)

	As of
	September 30, 2023		September 30, 2022
	MH	RV	MH	RV
Other Information
Number of properties	288	161	288	161

Sites
MH and Annual RV sites	98,590	31,850	97,830	29,790
Transient RV sites	N/M	22,780	N/M	24,550
Total	98,590	54,630	97,830	54,340

MH and Annual RV Occupancy
Occupancy(b)	97.0%	100.0%	96.8%	100.0%
Monthly base rent per site	$661	$580	$623	$533
% Change of monthly base rent(c)	6.1%	8.8%	N/A	N/A

Rental Program Statistics included in MH:
Number of occupied sites, end of period(d)	9,680	N/A	9,110	N/A
Monthly rent per site – MH Rental Program	$1,282	N/A	$1,193	N/A
% Change(d)	7.5%	N/A	N/A	N/A
N/M = Not meaningful. N/A = Not applicable.
(a) Refer to Definitions and Notes for additional information.
(b) Same Property adjusted blended occupancy for MH and RV combined increased to 98.8% at September 30, 2023, from 97.1% at September 30, 2022. The 170 basis point increase was driven by MH expansion fills and the conversion of transient RV sites to annual sites.
(c) Calculated using actual results without rounding.
(d) Occupied rental program sites in Same Property are included in total sites.
3rd Quarter Supplemental Information 12

Other Operating Information
Home Sales Summary
(amounts in millions, except for *)

	Quarter Ended			Nine Months Ended
Financial Information	September 30, 2023	September 30, 2022	% Change	September 30, 2023	September 30, 2022	% Change
North America
Home sales	$62.4	$66.6	(6.3)%	$171.9	$213.4	(19.4)%
Home cost and selling expenses	48.0	51.5	(6.8)%	130.2	155.9	(16.5)%
NOI	$14.4	$15.1	(4.6)%	$41.7	$57.5	(27.5)%
NOI margin %*	23.1%	22.7%		24.3%	26.9%

UK(a)
Home sales	$55.4	$84.1	(34.1)%	$154.8	$144.7	7.0%
Home cost and selling expenses	32.5	44.9	(27.6)%	94.7	79.3	19.4%
NOI	$22.9	$39.2	(41.6)%	$60.1	$65.4	(8.1)%
NOI margin %*	41.3%	46.6%		38.8%	45.2%

Total(a)
Home sales	$117.8	$150.7	(21.8)%	$326.7	$358.1	(8.8)%
Home cost and selling expenses	80.5	96.4	(16.5)%	224.9	235.2	(4.4)%
NOI	$37.3	$54.3	(31.3)%	$101.8	$122.9	(17.2)%
NOI margin %*	31.7%	36.0%		31.2%	34.3%

Other information
Units Sold:*
North America	636	724	(12.2)%	1,909	2,538	(24.8)%
UK(a)	884	1,016	(13.0)%	2,310	1,778	29.9%
Total home sales(a)	1,520	1,740	(12.6)%	4,219	4,316	(2.2)%

Average Selling Price:*
North America	$98,113	$91,989	6.7%	$90,047	$84,082	7.1%
UK(a)	$62,670	$82,776	(24.3)%	$67,013	$81,384	(17.7)%
(a) UK amounts for the nine months ended September 30, 2022 cover the period from April 8, 2022 (date of acquisition) through September 30, 2022.

Operating Statistics for MH and Annual RVs (excluding UK Operations)

	Resident Move-outs
	% of Total Sites		Number of Move-outs	Leased Sites, Net(b)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2023 - YTD as of September 30	3.7%	(a)	5,651	2,585	421	1,488	1,818
2022	3.0%		5,170	2,922	703	2,509	2,864
2021	2.7%		5,276	2,483	732	3,356	3,528
(a) Percentage calculated on a trailing 12-month basis.
(b) Net increase in revenue producing sites.
3rd Quarter Supplemental Information 13

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	Expansion or Development Sites*	State, Province or Country	Total Purchase / Sale Price	Month Acquired
ACQUISITIONS
Fox Run(a)	MH	1	68	72	MI	$7.0	January
Savannah Yacht Center(b)	Marina	1	24	—	GA	100.0	March
First Quarter 2023		2	92	72		$107.0

Acquisitions in 2023		2	92	72		$107.0

DISPOSITIONS
Cedar Haven	MH	1	155	—	ME	$6.8	August
Third Quarter 2023		1	155	—		$6.8

Dispositions in 2023		1	155	—		$6.8
(a) In conjunction with the acquisition of this ground-up development project, the Company issued 31,289 Common OP units valued at $4.4 million. The Company also delivered 68 of the 140 sites during the first quarter.
(b) In conjunction with this acquisition, the Company issued one million Series K preferred OP units to cover the total purchase price of $100.0 million.

3rd Quarter Supplemental Information 14

Investment Activity
Capital Expenditures and Investments
(amounts in millions, except for *)

	Nine Months Ended		Year Ended
	September 30, 2023		December 31, 2022		December 31, 2021
	MH / RV	Marina	MH / RV	Marina	MH / RV	Marina
Recurring Capital Expenditures(a)	$36.1	$24.9	$51.0	$22.8	$45.3	$19.3

Non-Recurring Capital Expenditures(a)
Lot Modifications	$41.3	N/A	$39.1	N/A	$28.8	N/A
Growth Projects	20.5	61.0	28.4	71.1	25.6	51.4
Rebranding	3.9	N/A	15.0	N/A	6.1	N/A
Acquisitions	147.2	172.1	2,788.1	522.5	944.3	852.9
Expansion and Development	207.1	24.9	247.9	13.9	191.8	9.9
Total Non-Recurring Capital Expenditures	420.0	258.0	3,118.5	607.5	1,196.6	914.2
Total	$456.1	$282.9	$3,169.5	$630.3	$1,241.9	$933.5
Other Information
Recurring Capex per Site, Slip and Dry Storage Spaces(b)*	$270	$608	$397	$582	$371	$491
(a) Refer to Definitions and Notes for additional information.
(b) Average based on actual number of MH and RV sites and Marina wet slips and dry storage spaces associated with the recurring capital expenditures in each period.
3rd Quarter Supplemental Information 15

Capitalization
Capitalization Overview
(Shares and units in thousands, dollar amounts in millions, except for *)

	As of
	September 30, 2023
Equity and enterprise value	Common Equivalent Shares	Share Price*	Capitalization
Common shares	124,447	$118.34	$14,727.1
Convertible securities
Common OP units	2,632	$118.34	311.5
Preferred OP units	2,633	$118.34	311.6
Diluted shares outstanding and market capitalization(a)	129,712		15,350.2
Plus: Debt, per the balance sheet			7,665.0
Total capitalization			23,015.2
Less: Cash and cash equivalents (excluding restricted cash)			(46.0)
Enterprise value(b)			$22,969.2

Debt		Weighted Average Maturity (in years)*	Debt Outstanding
Secured debt		9.3	$3,359.5
Unsecured debt		4.9	4,305.5
Total debt, per consolidated balance sheet		6.8	7,665.0
Plus: Unamortized deferred financing costs and discounts / premiums on debt			40.1
Total debt(b)			$7,705.1

Corporate debt rating and outlook
Moody's			Baa3 | Stable
S&P			BBB | Stable
(a) Refer to "Securities" within Definitions and Notes for additional information related to our securities outstanding.
(b) Refer to "Enterprise Value" and "Net Debt" within Definitions and Notes for additional information.
3rd Quarter Supplemental Information 16

Capitalization
Summary of Outstanding Debt
(amounts in millions, except for *)

	Quarter Ended
	September 30, 2023
	Debt Outstanding	Weighted Average Interest Rate(a)*	Maturity Date*
Secured Debt	$3,359.5	3.81%	Various

Unsecured Debt:
Senior Credit Facility:
Revolving credit facilities (in USD)(b)	1,009.3	5.98%	April 2026
GBP term loan (in USD)(c)	1,066.4	4.83%	April 2025
Total senior credit facility	2,075.7
Other unsecured term loan	9.2	6.36%	October 2025
Senior credit facility and other term loan	2,084.9	5.39%

Senior Unsecured Notes:
2028 senior unsecured notes	446.7	2.30%	November 2028
2031 senior unsecured notes	742.2	2.70%	July 2031
2032 senior unsecured notes	592.4	3.62%	April 2032
2033 senior unsecured notes	395.6	5.51%	January 2033
Total Senior Unsecured Notes	2,176.9	3.38%

Mandatorily redeemable preferred equity and OP units(d)	43.7	6.10%	Various
Total Unsecured Debt	4,305.5	4.38%
Total debt, per consolidated balance sheets	7,665.0	4.13%
Plus: Unamortized deferred financing costs and discounts / premiums on debt(a)	40.1
Total debt	$7,705.1
(a)Includes the effect of amortizing deferred financing costs, loan premiums / discounts and derivatives.
(b)As of September 30, 2023, the Company's revolving credit facilities consisted of:
•$464.0 million borrowed on its U.S. line of credit at the Secured Overnight Financing Rate ("SOFR") plus 85 basis points, of which $125.0 million was swapped to a weighted average fixed SOFR rate of 4.771% for an all-in fixed rate of 5.681%.
•$473.8 million USD equivalent borrowed on its GBP line of credit at the Daily Sterling Overnight Index Average ("SONIA") plus 85 basis points.
•$71.5 million USD equivalent borrowed on its Australian line of credit at the Bank Bill Swap Bid Rate ("BBSY") plus 85 basis points.
(c)As of September 30, 2023, £500.0 million ($610.1 million) was swapped to a weighted average fixed SONIA rate of 2.924% for an all-in fixed rate, inclusive of spread, of 3.866%.
(d)Mandatorily redeemable preferred equity and OP unit distributions are included within the line item 'Interest on mandatorily redeemable preferred OP units / equity' on the Company's Consolidated Statements of Operations.

Debt Maturities(e)

Year	Secured Debt(f)		Principal Amortization	Senior Credit Facility	Senior Unsecured Notes	Other Unsecured Debt	Total
2023	$117.8	(g)	$13.8	$—	$—	$—	$131.6
2024	128.8		56.5	—	—	51.1	236.4
2025	50.5		54.2	1,068.4	—	1.8	1,174.9
2026	658.4		46.2	1,009.3	—	—	1,713.9
2027	4.0		40.7	—	—	—	44.7
Thereafter	1,576.2		627.4	—	2,200.0	—	4,403.6
Total	$2,535.7		$838.8	$2,077.7	$2,200.0	$52.9	$7,705.1
(e) Debt maturities include the unamortized deferred financing costs and discount / premiums associated with outstanding debt.
(f) For the secured debt maturing between 2023 - 2027:

	2023	2024	2025	2026	2027
Weighted average interest rate	3.54%	4.03%	4.04%	3.97%	4.34%
(g) This debt was paid off with proceeds from the new secured loan that the Company entered into subsequent to the quarter ended September 30, 2023. The new $252.8 million loan matures in November 2030 and bears interest at a fixed rate of 6.49%.

3rd Quarter Supplemental Information 17

Capitalization
Debt Analysis

		As of
		September 30, 2023
Select Credit Ratios
Net debt / TTM recurring EBITDA(a)		6.1 x
Net debt / enterprise value		33.2%
Net debt / gross assets		36.7%
Unencumbered assets / total assets		77.0%
Floating rate debt / total debt(b)		17.5%

Coverage Ratios
TTM Recurring EBITDA(a) / interest		4.0 x
TTM Recurring EBITDA(a) / interest + preferred distributions + preferred stock distribution		4.0 x

Senior Credit Facility Covenants	Requirement
Maximum leverage ratio	<65.0%	33.9%
Minimum fixed charge coverage ratio	>1.40 x	3.23 x
Maximum secured leverage ratio	<40.0%	12.5%

Senior Unsecured Note Covenants	Requirement
Total debt / total assets	≤60.0%	41.0%
Secured debt / total assets	≤40.0%	17.9%
Consolidated income available for debt service / debt service	≥1.50 x	3.99 x
Unencumbered total asset value / total unsecured debt	≥150.0%	334.0%
(a) Refer to page 8 for additional detail on the Company's TTM Recurring EBITDA.
(b) Percentage includes the impact of hedge activities.

^ Excludes the Company's borrowings under its senior credit facility.
3rd Quarter Supplemental Information 18

Definitions and Notes

Capital Expenditures and Investment Activity - The Company classifies its investments in properties into the following categories:

•Recurring Capital Expenditures - Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities and marinas. Recurring capital expenditures at the Company's MH and RV properties include major road, driveway and pool improvements; clubhouse renovations; adding or replacing streetlights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at the Company's marinas include dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.

•Non-Recurring Capital Expenditures - The following investment and reinvestment activities are non-recurring in nature:

•Lot Modifications - Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts. See page 13 for move-out rates.

•Growth Projects - Growth projects consist of revenue-generating or expense-reducing activities at the properties. These include, but are not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades, such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.

•Rebranding - Rebranding includes new signage at the Company's RV communities and costs of building an RV mobile application and updated website.

•Acquisitions - Total acquisition investments represent the purchase price paid for operating properties and land parcels for future ground-up development and expansions activities (detailed for the current calendar year on page 14), plus any capital improvements identified during due diligence needed to bring acquired properties up to the Company's operating standards.

Capital improvements subsequent to acquisition often require 24 to 36 months to complete after closing and include upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovations including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs.

For the nine months ended September 30, 2023, the components of total acquisition investment are as follows (in millions):

	Nine Months Ended September 30, 2023
	MH and RV	Marina	Total
Purchase price of property acquisitions	$7.2	$100.6	$107.8
Capitalized transaction costs for property acquisitions	5.0	1.6	6.6
Purchase price of land acquisitions (including capitalized transaction costs)(a)	36.7	—	36.7
Capital improvements to recent property acquisitions	98.3	69.9	168.2
Total Acquisition Investments	$147.2	$172.1	$319.3
(a) Includes the value allocated to infrastructure improvements associated with acquired land, when applicable.

•Expansions and Developments - Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete site improvements, such as driveways, sidewalks and landscaping at the Company's MH and RV communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties, and research and development.

Enterprise Value - Equals total equity market capitalization, plus total indebtedness reported on the Company's balance sheet and less cash and cash equivalents (excluding restricted cash).

3rd Quarter Supplemental Information 19

GAAP - U.S. Generally Accepted Accounting Principles.

Home Sales Contribution to FFO - The reconciliation of NOI from home sales to FFO from home sales for the quarter and nine months ended September 30, 2023 is as follows (in millions):

	Quarter Ended September 30, 2023			Nine Months Ended September 30, 2023
	North America	UK	Total	North America	UK	Total
Home Sales NOI	$14.4	$22.9	$37.3	$41.7	$60.1	$101.8
Gain on dispositions of assets, net	(9.6)	(0.9)	(10.5)	(28.2)	(0.8)	(29.0)
FFO Contribution from home sales	$4.8	$22.0	$26.8	$13.5	$59.3	$72.8

Interest Expense - The following is a summary of the components of the Company's interest expense (in millions):

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Interest on Secured debt, Senior unsecured notes, Senior Credit Facility, Unsecured Term Loan and interest rate swaps	$81.0	$57.2	$228.5	$151.5
Lease related interest expense	3.6	2.9	10.7	5.6
Amortization of deferred financing costs, debt (premium) or discounts and losses on hedges	1.5	1.3	4.5	3.7
Senior credit facility commitment fees and other finance related charges	1.8	1.6	5.1	5.5
Capitalized interest	(3.8)	(1.3)	(8.9)	(4.1)
Interest Expense, per Consolidated Statements of Operations	$84.1	$61.7	$239.9	$162.2

NAREIT - The National Association of Real Estate Investment Trusts is the worldwide representative voice for REITs and real estate companies with an interest in U.S. real estate and capital markets. More information is available at www.reit.com.

Net Debt - The carrying value of debt, which includes unamortized premiums, discounts and deferred financing costs, less, unrestricted cash (i.e., cash and cash equivalents, excluding restricted cash).

Other Acquisition Related Costs - In the Company's Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO on page 6, 'Other acquisition related costs' represent (a) nonrecurring integration expenses associated with acquisitions during the quarter and nine months ended September 30, 2023 and 2022, (b) costs associated with potential acquisitions that will not close, (c) costs associated with the termination of the bridge loan commitment during the quarter ended March 31, 2022 related to the acquisition of Park Holidays and (d) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.

Other adjustments, net - In the Company's Reconciliation of Net Income Attributable to SUI Common Shareholders to Core FFO on page 6, 'Other adjustments, net' consists of the following (in millions):

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Litigation settlement	$—	$(3.4)	$—	$(3.4)
Long term lease termination (benefit) / expense	3.3	0.2	4.0	(0.1)
Severance costs	0.1	—	0.5	—
Deferred tax benefit	(2.3)	(3.6)	(14.6)	(3.9)
RV rebranding non-recurring cost	—	—	—	2.2
Accelerated deferred compensation amortization	—	0.3	0.4	0.4
Other	—	—	0.1	(0.3)
Other adjustments, net	$1.1	$(6.5)	$(9.6)	$(5.1)

3rd Quarter Supplemental Information 20

Other income / (expense), net - In the Company's Consolidated Statements of Operations on page 5, 'Other income / (expense), net' consists of the following (in millions):

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Litigation settlement	$—	$3.4	$—	$3.4
Long term lease termination benefit / (expense)	(3.3)	(0.2)	(4.0)	0.1
Repair reserve on repossessed homes	(1.0)	(0.4)	(2.2)	(0.9)
Other	0.6	—	0.7	—
Other income / (expense), net	$(3.7)	$2.8	$(5.5)	$2.6

Same Property - The Company defines Same Properties as those the Company has owned and operated continuously since at least January 1, 2022. Same properties exclude ground-up development properties, acquired properties and properties sold after December 31, 2021. The Same Property data may change from time-to-time depending on acquisitions, dispositions, management discretion, significant transactions or unique situations.

Securities - The Company had the following securities outstanding as of September 30, 2023:

	Number of Units / Shares Outstanding (in thousands)	Conversion Rate(a)	If Converted to Common shares (in thousands)(b)	Issuance Price Per Unit	Annual Distribution Rate
Non Convertible Securities
Common shares	124,447	N/A	N/A	N/A	$3.72(c)

Convertible Securities Classified as Equity
Common OP units	2,632	1.0000	2,632	N/A	Mirrors common share distributions

Preferred OP Units
Series A-1	202	2.4390	493	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	306	1.1100	340	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	211	0.6452	136	$100.00	3.20%
Series H	581	0.6098	355	$100.00	3.00%
Series J	238	0.6061	144	$100.00	2.85%
Series K	1,000	0.5882	588	$100.00	4.00%
Total	3,237		2,633
Total convertible securities outstanding	5,869		5,265

Convertible Securities Classified as Debt
Aspen preferred OP units	315	0.3320	105	$27.00	Variable
(a) Exchange rates are subject to adjustment upon stock splits, recapitalizations and similar events. The exchange rates of certain series of OP units are approximated to four decimal places.
(b) Calculation may yield minor differences due to fractional shares paid in cash to the shareholder at conversion.
(c) Annual distribution is based on the last quarterly distribution annualized.

3rd Quarter Supplemental Information 21

Share - In addition to reporting net income on a diluted basis ("EPS"), the Company reports FFO and Core FFO on a per common share and dilutive convertible securities basis (per "Share"). For the periods presented below, the Company's diluted weighted average common shares outstanding for EPS and FFO are as follows:

	Quarter Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted average common shares outstanding - Basic	123.5	122.4	123.4	119.2
Common shares dilutive effect from forward equity sale	—	—	—	0.2
Dilutive restricted stock	—	—	—	—
Common and preferred OP units dilutive effect	—	0.4	—	2.5
Weighted Average Common Shares Outstanding - Diluted	123.5	122.8	123.4	121.9

Diluted Weighted Average Common Shares Outstanding - FFO
Weighted average common shares outstanding - Basic	123.5	122.4	123.4	119.2
Common shares dilutive effect from forward equity sale	—	—	—	0.2
Restricted stock	0.2	0.3	0.4	0.4
Common OP units	2.6	2.5	2.5	2.5
Common stock issuable upon conversion of certain preferred OP units	1.7	1.5	2.0	3.1
Weighted Average Common Shares Outstanding - Diluted	128.0	126.7	128.3	125.4

Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry use non-GAAP supplemental performance measures, including net operating income ("NOI"), earnings before interest, tax, depreciation and amortization ("EBITDA") and funds from operations ("FFO") to assess REITs. The Company believes that NOI, EBITDA and FFO are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, NOI, EBITDA and FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

EBITDA provides a further measure to evaluate ability to incur and service debt; EBITDA also provides further measures to evaluate the Company's ability to fund dividends and other cash needs.

FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets.

•Net Operating Income ("NOI")

◦Total Portfolio NOI - The Company calculates NOI by subtracting property operating expenses and real estate taxes from operating property revenues. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. The Company believes that NOI provides enhanced comparability for investor evaluation of properties performance and growth over time.

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The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.

◦Same Property NOI - This is a key management tool used when evaluating performance and growth of the Company's Same Property portfolio. The Company believes that Same Property NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the Same property portfolio from one period to the next. Same Property NOI does not include the revenues and expenses related to home sales, service, retail, dining and entertainment activities at the properties.

•Earnings before interest, tax, depreciation and amortization ("EBITDA")

◦EBITDAre - NAREIT refers to EBITDA as "EBITDAre" and calculates it as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs.

◦Recurring EBITDA - The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA"). The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.

•Funds from Operations ("FFO")

◦FFO - NAREIT defines FFO as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, real estate related impairment and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

◦Core FFO - In addition to FFO, the Company uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of the Company's core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.

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The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a financial performance measure or GAAP cash flow from operating activities as a measure of the Company's liquidity. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.

Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
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